UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 4, 2014

Pfenex Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36540	27-1356759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10790 Roselle Street

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 352-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 4, 2014, Pfenex Inc. (the “Company”) and BRS-Tustin Safeguard Associates II, LLC entered into the first amendment (the “Amendment”) to the lease agreement dated as of June 22, 2010 (the “Lease”), relating to the lease of office and laboratory space at the Company’s headquarters located at 10790 Roselle Street, San Diego, California. The Amendment provides for the following:

•	the extension of the term of the Lease for an additional three year term through March 31, 2024;

•	payment by the Company of monthly base rent for the original 22,833 square feet of lease space of approximately $37,000 in 2021, subject to periodic adjustment to approximately $39,000 in 2024;

•	the expansion of the premises covered under the Lease by approximately 7,315 square feet of office and laboratory space, effective on December 1, 2014 (the “Additional Space”);

•	payment by the Company of monthly base rent for the Additional Space of approximately $12,000 in December 2014, subject to periodic adjustment to approximately $15,000 in 2024; and

•	payment by the Company of certain operating expenses during the term of the Lease.

The foregoing description of the material terms of the Amendment is subject to, and qualified in its entirety by reference to, the Amendment that is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Multi-Tenant Industrial/Commercial Lease dated September 4, 2014 between Pfenex Inc. and BRS-Tustin Safeguard Associates II, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFENEX INC.

Date: September 25, 2014	By:	/s/ Paul Wagner
Paul Wagner Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Multi-Tenant Industrial/Commercial Lease dated September 4, 2014 between Pfenex Inc. and BRS-Tustin Safeguard Associates II, LLC.